Exhibit 99.1

From:                      QUEENCO LEISURE INTERNATIONAL LTD. (THE “COMPANY”)

To:
Holders of (i) Regulation S Global Depositary Receipts (the “Regulation S GDRs”) (CUSIP No.:  74824B104; ISIN:  US74824B1044) or (ii) Rule 144A Global Depositary Receipts (the “Rule 144A GDRs” and, together with the Regulation S GDRs, the “GDRs”) (CUSIP No.: 74824B203; ISIN:  US74824B2034), each representing ten ordinary shares (“Shares”) of the Company

Date:	July 12, 2013

Re:  Rights Offering

Ladies and Gentlemen:

This notice is being sent to holders of GDRs in connection with a rights offering being conducted by the Company.

Each Eligible Investor (as defined below) of GDRs as of 5:00 p.m. (New York time) on July 11, 2013 (the “GDR Record Date”) will have rights to subscribe for additional GDRs (the “New GDRs”).  These rights are called “GDR Rights.”  This offering is being made in the context of an offering of rights being made by the Company to all holders of its Shares, including The Bank of New York Mellon, as depositary for the GDRs. The New GDRs will be listed on the Official List of the UK Financial Conduct Authority and admitted to trading on the Main Market of the London Stock Exchange.  1 New GDR will be offered for each 1.25 GDRs held on the GDR Record Date.  The subscription price for each New GDR will be EUR0.12.  Eligible Investors wishing to subscribe must deposit $0.1849 (the “Deposit Amount”) for each New GDR, determined as follows: the subscription price for New GDRs of EUR0.12 per New GDR, translated into U.S. dollars at a rate of EUR1.00 = USD1.28417 as of July 9, 2013, plus 20% of that amount to cover the fee of the Depositary of US$0.02 per New GDR for issuance of New GDRs and currency rate fluctuation between July 9, 2013 and the date on which the Depositary will convert subscription funds.

Further information about the Company and its rights offering is provided in a Rights Issue Memorandum, made available to you together with this notice.

The GDR Rights will expire if not exercised by 5:00 p.m., New York time, on August 7, 2013.  Each of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (each, a “European Clearing System”) and brokers and other securities intermediaries will establish their own cutoff dates and times for exercise of GDR Rights, which will be earlier than August 7, 2013.  You should contact the broker or other securities intermediary through which you hold GDRs to determine the cutoff date and time that is applicable to you.  In order to subscribe, you, or a broker or other securities intermediary acting on your behalf must, prior to the applicable cutoff date and time:

(a)
in the case of holders of Regulation S GDRs, complete and sign the attached subscription card and pay the Deposit Amount, in each case through the facilities of the applicable European Clearing System or

(b)	in the case of holders of Rule 144A GDRs, complete and sign the attached subscription card and return it by facsimile or emailed pdf to:

Global Corporate Action Team
The Bank of New York Mellon ADR Department
Fax Numbers: (732) 667-9096 or (212) 571-3050
E-mail:  DRQueenco@bnymellon.com
and pay the Deposit Amount by wire transfer to the account specified in the subscription card.

Subscribing Eligible Investors that hold Rule 144A GDRs will receive new Rule 144A GDRs; subscribing Eligible Investors that hold Regulation S GDRs will receive new Regulation S GDRs.

This offering is made for the securities of an Israeli company. The offering is subject to the disclosure requirements of a foreign country, that are different from those of the United States.  Financial statements, if any, and information included in the Rights Issue Memorandum, have been prepared in accordance with International Financial Reporting Standards ("IFRS") that may not be comparable to the financial statements of U.S. companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal or state securities laws, since the Company is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue the Company, its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel the Company and its affiliates to subject themselves to a U.S. court’s judgment.

Neither the new Shares nor the new GDRs have been or will be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state.  The GDR Rights may be exercised only by holders of GDRs as of the GDR Record Date that are able to certify in the subscription card that they are:

(i)           not located in California, Ohio or Utah or any other jurisdiction where securities laws prohibit the offer or sale to them of Additional Shares or New GDRs without registration or qualification under the laws of that jurisdiction;

(ii)          in the case of a holder of GDRs who is located in the United Kingdom, who is purchasing for its own account or for the account of a beneficial owner for which it exercises sole investment discretion, to such a person who is (1) an investment professional within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (2) high net worth entities, and other persons, falling within Articles 49(2)(a)-(d) of the Order, or (3) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Company or any member of its group may otherwise lawfully be communicated or caused to be communicated who is also (a) a ‘‘qualified investor’’ (i) within the meaning of Article 2(1)(e) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) (the “Prospectus Directive”), or (ii) present in the UK and is registered on the register maintained by the FCA under section 87R of the Financial Services and Markets Act 2000, or (2) able to receive the New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive; and

(iii)         in the case of a holder of GDRs who is located within a member state of EEA (other than the United Kingdom) who is purchasing for its own account or for the account of a beneficial owner for which it exercises sole investment discretion, to such a person who is (1) a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive or (2) able to receive the New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive;

(each that can so represent, an “Eligible Investor”).

If you are an Eligible Investor and wish to exercise the GDR Rights, we urge you to send your subscription as soon as possible.  If you received this notice because you are holding GDRs for the account of a customer, we urge you to contact your customer, forward them these documents and request they instruct you with respect to the GDR Rights as soon as possible.

Very truly yours, QUEENCO LEISURE INTERNATIONAL LTD.

This offering is made for the securities of an Israeli company. The offering is subject to the disclosure requirements of a foreign country, that are different from those of the United States.  Financial statements, if any, and information included in the Rights Issue Memorandum, have been prepared in accordance with International Financial Reporting Standards ("IFRS") that may not be comparable to the financial statements of U.S. companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal or state securities laws, since the Company is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue the Company, its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel the Company and its affiliates to subject themselves to a U.S. court’s judgment.

QUEENCO LEISURE INTERNATIONAL LTD. – GDR RIGHTS OFFERING SUBSCRIPTION CARD

TO:	Global Corporate Action Team The Bank of New York Mellon ADR Department Fax Numbers: (732) 667-9096 or (212) 571-3050 E-mail: DRQueenco@bnymellon.com

RE:	Queenco Leisure International Ltd. – Rights Offering

Record Date:  5:00 pm (New York time) on July 11, 2013
Regulation S GDR CUSIP: 74824B104
Regulation S GDR ISIN Number:  US74824B1044
Rule 144A GDR CUSIP: 74824B203
Rule 144A GDR ISIN Number:  US74824B2034
Ratio:  one GDR represents ten Shares
Rights entitlement: 1 new GDR for each 1.25 GDRs held

Deposit Amount per New GDR subscribed for or sought:  US$0.1849.  The Deposit Amount is determined as follows: the subscription price for New GDRs of EUR0.12 per New GDR, translated into U.S. dollars at a rate of EUR1.00 = USD1.28417 as of July 9, 2013, plus 20% of that amount to cover the fee of the Depositary of US$0.02 per New GDR for issuance of New GDRs and currency rate fluctuation between July 9, 2013 and the date on which the Depositary will convert subscription funds.

Please submit the information requested by this card and the Deposit Amount through Euroclear or Clearstream, Luxembourg (each a “European Clearing System”) if you hold GDRs through a European Clearing System.

If you hold GDRs through DTC, please submit this subscription card to The Bank of New York Mellon as shown above and wire the Deposit Amount to: BNY Mellon ABA #021000018, GLA 111-594, Attention ADR GCAT, Ref.:  Queenco Leisure rights.

Subscribing Eligible Investors that hold Rule 144A GDRs will receive new Rule 144A GDRs; subscribing Eligible Investors that hold Regulation S GDRs will receive new Regulation S GDRs.

Subscription Period:  9:00 a.m., New York time, July 15, 2013 to 5:00 p.m., New York time, on August 7, 2013.  Each European Clearing System and DTC and brokers and other securities intermediaries that are participants in those systems will establish their own cutoff dates and times for exercise of GDR Right by customers, which will be earlier than August 7, 2013.  You should contact the broker or other securities intermediary through which you hold GDRs to determine the cutoff date and time that is applicable to you.

Payable Date:  New GDRs will be credited to European Clearing System and DTC accounts as soon as practicable after the new ordinary shares are received by The Bank of New York Mellon’s Israeli custodian.

Only whole new GDRs may be purchased.  All entitlements are reduced to the nearest whole number of new GDRs.

FROM: _______________________________________________________________________________________________________________________

SIGNATURE: __________________________________________________________________________________________________________________

COMPANY:  ___________________________________________________________________________________________________________________

NO. OF GDRs HELD OF RECORD AS OF 5:00 PM (NY TIME) ON JULY 11, 2013: _______________________________________________________________

(A) NO. OF NEW GDRs PURCHASED PURSUANT TO RIGHTS ENTITLEMENT: ______________________________________________________________

(B) NO. OF NEW GDRs SOUGHT PURSUANT TO OVERSUBSCRIPTION RIGHTS: _____________________________________________________________

TOTAL SUBSCRIPTION FUNDS PAID ((A+B)*US$0.1849): US$: __________________________________________________________________________

DATE: __________________________________________

NOTE:	By signing this Subscription Card, I/we hereby certify that I, or my customer

(i)
is not located in California, Ohio, Utah or any other jurisdiction where securities laws prohibit the offer or sale to them of Additional Shares or New GDRs without registration or qualification under the laws of that jurisdiction;

(ii)
in the case of a holder of GDRs who is located in the United Kingdom, who is purchasing for its own account or for the account of a beneficial owner for which it exercises sole investment discretion, to such a person who is:

a.
(1) an investment professional within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“the Order”), (2) high net worth entities, and other persons, falling within Articles 49(2)(a)-(d) of the Order, or (3) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Company or any member of its group may otherwise lawfully be communicated or caused to be communicated; and

b.
(1) a ‘‘qualified investor’’ (i) within the meaning of Article 2(1)(e) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) (the “Prospectus Directive”), or (ii) present in the UK and is registered on the register maintained by the FCA under section 87R of the Financial Services and Markets Act 2000, or (2) able to receive the New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive;

(iii)
in the case of a holder of GDRs who is located within a member state of EEA (other than the United Kingdom) who is purchasing for its own account or for the account of a beneficial owner for which it exercises sole investment discretion, to such a person who is (1) a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive or (2) able to receive the New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive;

(iv)	held the number of GDRs indicated above on the GDR Record Date; and

(v)
would like to exercise GDR Rights to purchase new GDRs as shown above.  Please credit the new GDRs to my DTC / Euroclear / Clearstream account number _______________ for credit to _______________________________________.